                                          AMERICAN HONDA FINANCE CORPORATION
                                Annual Statement to Certificateholder --1999-1
                                          04/01/99  through  03/31/00

I. ORIGINAL DEAL PARAMETER INPUTS
 (A) Total Portfolio Balance                                                                  $729,507,751.69
 (B) Total Securities Balance                                                                 $729,507,751.69
 (C) Class A-1 Notes
     (i)   Class A-1 Notes Balance                                                            $179,424,000.00
     (ii)  Class A-1 Notes Percentage (C(i)/IB)                                                         24.60%
     (iii) Class A-1 Notes Rate                                                                         4.974%
     (iv) Class A-1 Notes Accrual Basis                                                             Actual/360
 (D) Class A-2 Notes
     (i)   Class A-2 Notes Balance                                                            $195,000,000.00
     (ii)  Class A-2 Notes Percentage (D(i)/IB)                                                         26.73%
     (iii) Class A-2 Notes Rate                                                                         5.186%
     (iv) Class A-2 Notes Accrual Basis                                                             Actual/360
 (E) Class A-3 Notes
     (i)   Class A-3 Notes Balance                                                            $208,000,000.00
     (ii)  Class A-3 Notes Percentage (E(i)/B)                                                          28.51%
     (iii) Class A-3 Notes Rate                                                                         5.300%
     (iv) Class A-3 Notes Accrual Basis                                                                 30/360
 (F) Class A-4 Notes
     (i)   Class A-4 Notes Balance                                                            $110,608,000.00
     (ii)  Class A-4 Notes Percentage (E(i)/B)                                                          15.16%
     (iii) Class A-4 Notes Rate                                                                         5.350%
     (iv) Class A-4 Notes Accrual Basis                                                                 30/360
 (G) Certificates
     (i)   Certificates Balance                                                                $36,475,751.69
     (ii)  Certificates Percentage (G(i)/B)                                                              5.00%
     (iii) Certificates Rate                                                                            5.350%
     (iv) Certificates Accrual Basis                                                                    30/360
 (H) Servicing Fee Rate                                                                                  1.00%
 (I) Portfolio Summary
     (i)   Weighted Average Coupon (WAC)                                                                 7.03%
     (ii)  Weighted Average Original Maturity (WAOM)                                                    53.38 months
     (iii) Weighted Average Remaining Maturity (WAM)                                                    47.86 months
     (iv) Number of Receivables                                                                        58,899
 (J) Reserve Account
     (i)   Reserve Account Initial Deposit Percentage                                                    0.75%
     (ii)  Reserve Account Initial Deposit                                                      $5,471,308.14
     (iii) Specified Reserve Account Balance
        (a) Percent of Original Securities Balance                                                       0.75%
        (b) Trigger Percent of Remaining Securities Balance                                              2.25%
        (c) Remaining Securities Balance                                                               100.00%
 (K) Yield Supplement Account Deposit                                                          $11,124,729.26

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
 (A) Total Portfolio Balance                                                                  $662,215,914.54
 (B) Total Securities Balance                                                                 $662,215,914.54
 (C) Cumulative Note and Certificate Pool Factor                                                    0.9077572
 (D) Class A-1 Notes
     (i)   Class A-1 Notes Balance                                                            $112,132,162.85
     (ii)  Class A-1 Notes Pool Factor                                                              0.6249563
     (iii) Class A-1 Notes Interest Carryover Shortfall                                                 $0.00
     (iv) Class A-1 Notes Principal Carryover Shortfall                                                 $0.00
 (E) Class A-2 Notes
     (i)   Class A-2 Notes Balance                                                            $195,000,000.00
     (ii)  Class A-2 Notes Pool Factor                                                              1.0000000
     (iii) Class A-2 Notes Interest Carryover Shortfall                                                 $0.00
     (iv) Class A-2 Notes Principal Carryover Shortfall                                                 $0.00
 (F) Class A-3 Notes
     (i)   Class A-3 Notes Balance                                                            $208,000,000.00
     (ii)  Class A-3 Notes Pool Factor                                                              1.0000000
     (iii) Class A-3 Notes Interest Carryover Shortfall                                                 $0.00
     (iv) Class A-3 Notes Principal Carryover Shortfall                                                 $0.00
 (G) Class A-4 Notes
     (i)   Class A-4 Notes Balance                                                            $110,608,000.00
     (ii)  Class A-4 Notes Pool Factor                                                              1.0000000
     (iii) Class A-4 Notes Interest Carryover Shortfall                                                 $0.00
     (iv) Class A-4 Notes Principal Carryover Shortfall                                                 $0.00
 (H) Certificates
     (i)   Certificates Balance                                                                $36,475,751.69
     (ii)  Certificates Pool Factor                                                                 1.0000000
     (iii) Certificates Interest Carryover Shortfall                                                    $0.00
     (iv) Certificates Principal Carryover Shortfall                                                    $0.00
 (I) Servicing Fee
     (i)   Servicing Fee Shortfall                                                                      $0.00
 (J) End of Prior Month Account Balances
     (i)   Reserve Account                                                                      $5,471,308.14
     (ii)   Yield Supplement Account                                                            $9,649,655.66
     (iii) Payahead Account                                                                     $1,330,752.58
     (iv) Advances Outstanding                                                                    $445,521.81
 (K) Portfolio Summary as of End of Prior Month
     (i)   Weighted Average Coupon (WAC)                                                                 7.01%
     (ii)  Weighted Average Remaining Maturity (WAM)                                                    45.23 months
     (iii) Number of Receivables                                                                       56,844
     (L) Note and Certificate Percentages
        (i)   Note Percentage                                                                           95.00%
        (ii)  Certificate Percentage                                                                     5.00%

III. ANNUAL INPUTS FROM THE MAINFRAME
 (A) Precomputed Contracts Principal
     (i)   Scheduled Principal Collections                                                     $34,104,837.33
     (ii)  Prepayments in Full                                                                 $15,709,833.82
     (iii) Prepayments in Full due to Repurchases                                                       $0.00
 (B) Precomputed Contracts Total Collections                                                   $58,209,981.56
 (C) Precomputed Interest Receivables Interest (B-A((i)+(ii)+(iii)))                            $8,395,310.41
 (D) Simple Interest Receivables Principal
     (i)   Principal Collections                                                              $187,594,766.47
     (ii)  Prepayments in Full                                                                          $0.00
     (iii) Repurchased Receivables Related to Principal                                                 $0.00
 (E) Simple Interest Receivables Interest
     (i)   Simple Interest Collections                                                         $29,826,021.68
 (F) Payment Advance for Precomputes
     (i) Reimbursement of Previous Advances                                                     $2,186,432.29
     (ii) Current Advance Amount                                                                $2,085,296.31
 (G) Interest Advance for simple Interest - Net                                                         $0.00
 (H) Payahead Account
     (i)  Payments Applied                                                                      $3,305,270.92
     (ii) Additional Payaheads                                                                  $3,498,238.55
 (I) Portfolio Summary as of End of Annual
     (i)   Weighted Average Coupon (WAC)                                                                 6.99%
     (ii)  Weighted Average Remaining Maturity (WAM)                                                    34.69 months
     (iii) Remaining Number of Receivables                                                             45,202
                                                      #  Units                      Dollar Amount
 (J) Delinquent Receivables
     (i)  30-59 Days Delinquent                   373     0.83%       $4,445,789.00           1.06%
     (ii)  60-89 Days Delinquent                   67     0.15%         $813,101.00           0.19%
     (ii) 90 Days or More Delinquent               18     0.04%         $168,934.00           0.04%
 (K) Vehicles Repossessed During Collectio         26     0.06%         $354,112.29           0.08%
 (L) Total Accumulated Repossessed Vehicle         49     0.11%         $565,532.22           0.13%

IV. INPUTS DERIVED FROM OTHER SOURCES
 (A) Collection Account Investment Income                                                               $0.00
 (B) Reserve Account Investment Income                                                            $284,593.76
 (C) Yield Supplement Account Investment Income                                                   $375,789.12
 (D) Trust Fees Expense                                                                                 $0.00
 (E) Aggregate Net Losses for Collection Period                                                 $2,006,657.69
 (F) Liquidated Receivables Information
     (i) Gross Principal Balance on Liquidated Receivables                                      $5,153,797.92
     (ii) Liquidation Proceeds                                                                  $2,710,772.47
     (ii) Recoveries from Prior Month Charge Offs                                                 $436,367.76
 (G) Days in Accrual Period                                                                               368
 (H) Deal age                                                                                              15

                                          ANNUAL COLLECTIONS

V. INTEREST COLLECTIONS
 (A) Total Interest Collections  (III(C+E(i)+G)                                                $38,120,196.11

VI. PRINCIPAL COLLECTIONS
 (A) Principal Payments Received  (III(A((i)+(ii))+(D(i)+(ii)))                               $237,409,437.62
 (B) Liquidation Proceeds  (IV(H(i)))                                                            2,710,772.47
 (C) Repurchased Loan Proceeds Related to Principal  (III(A(iii)+D(iii)))                               $0.00
 (D) Recoveries from Prior Charge Offs (IV(H(ii)))                                                 436,367.76
 (E) Total Principal Collections   (A+B+C+D)                                                  $240,556,577.85

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS  (V(C)+VI(E))                                   $278,676,773.96

VIII. YIELD SUPPLEMENT DEPOSIT                                                                   4,640,704.94

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)                                                         $283,317,478.90

                                          ANNUAL DISTRIBUTIONS

X. FEE DISTRIBUTIONS
 (A) Servicing Fee
     (i)   Servicing Fee Due  (I(H)/12)(II(B))+(II(H)(i))                                        5,478,211.44
     (ii)  Servicing Fee Paid                                                                    5,478,211.44
     (iii) Servicing Fee Shortfall                                                                       0.00
 (B) Reserve Account Investment Income (IV(B))                                                    $284,593.76
 (C) Yield Supplement Account Investment Income  (IV(C))                                          $375,789.12
 (D) Trust Fees Expense (IV(D))                                                                         $0.00


XI. DISTRIBUTIONS TO NOTEHOLDERS
 (A) Interest
     (i) Class A-1 Notes
        (a)   Class A-1 Notes Interest Due                                                       1,491,404.9
        (b)  Class A-1 Notes Interest Paid                                                       1,491,404.91
        (c) Class A-1 Notes Interest Shortfall                                                          $0.00
     (ii) Class A-2 Notes
        (a)   Class A-2 Notes Interest Due                                                       8,676,299.31
        (b)  Class A-2 Notes Interest Paid                                                       8,676,299.31
        (c) Class A-2 Notes Interest Shortfall                                                          $0.00
     (iii) Class A-3 Notes
        (a)   Class A-3 Notes Interest Due                                                      11,024,000.00
        (b)  Class A-3 Notes Interest Paid                                                      11,024,000.00
        (c) Class A-3 Notes Interest Shortfall                                                          $0.00
     (iv) Class A-4 Notes
        (a)   Class A-4 Notes Interest Due                                                       5,917,528.00
        (b)  Class A-4 Notes Interest Paid                                                       5,917,528.00
        (c) Class A-4 Notes Interest Shortfall                                                          $0.00
     (v) Total Note Interest
        (a)   Total Note Interest Due                                                           27,109,232.22
        (b)  Total Note Interest Paid                                                           27,109,232.22
        (c) Total Note Interest Shortfall                                                               $0.00
        (d) Reserve Fund Withdrawn for Note Interest                                                    $0.00
Amount available for distributions after Fees & Interest (VIII-(IX(A)(ii)-(D))-X(A)(v)(b))    $250,730,035.24
 (B) Principal
     (i) Noteholders' Principal Distribution Amounts                                           238,745,659.40
     (ii) Class A-1 Notes Principal
        (a)   Class A-1 Notes Principal Due                                                   $112,132,162.85
        (b)  Class A-1 Notes Principal Paid                                                    112,132,162.85
        (c) Class A-1 Notes Principal Shortfall                                                         $0.00
        (d) Reserve Fund drawn                                                                          $0.00
     (iii) Class A-2 Notes Principal
        (a)   Class A-2 Notes Principal Due                                                   $126,613,496.55
        (b)  Class A-2 Notes Principal Paid                                                    126,613,496.55
        (c) Class A-2 Notes Principal Shortfall                                                         $0.00
        (d) Reserve Fund drawn                                                                          $0.00
     (iv) Class A-3 Notes Principal
        (a)   Class A-3 Notes Principal Due                                                             $0.00
        (b)  Class A-3 Notes Principal Paid                                                              0.00
        (c) Class A-3 Notes Principal Shortfall                                                         $0.00
        (d) Reserve Fund drawn                                                                          $0.00
     (v) Class A-4 Notes Principal
        (a)   Class A-4 Notes Principal Due                                                             $0.00
        (b)  Class A-4 Notes Principal Paid                                                              0.00
        (c) Class A-4 Notes Principal Shortfall                                                         $0.00
        (d) Reserve Fund drawn                                                                          $0.00
     (vi) Total Notes Principal
        (a)   Total Notes Principal Due                                                       $238,745,659.40
        (b)  Total Notes Principal Paid                                                        238,745,659.40
        (c) Total Notes Principal Shortfall                                                             $0.00
        (d) Reserve Fund drawn                                                                          $0.00

XII. RESERVE FUND DEPOSIT
 Amount available for deposit into reserve fund                                                 11,984,375.85
 Amount deposited into reservc fund                                                                      0.00
 Excess fund available to Cerificateholders                                                     11,984,375.85

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
 (A) Interest
     (i)   Certificates Interest Due                                                             1,926,232.40
     (ii)  Certificates Annual Interest Paid                                                     1,926,232.40
     (iii) Certificates Annual Interest Shortfall                                                        0.00
 (B) Principal
     (i)   Certificates Principal Due                                                            3,817,576.14
     (ii)  Certificates Principal Paid                                                           3,817,576.14
     (iii) Certificates Principal Shortfall                                                              0.00
 (C) Release to Seller                                                                           6,240,567.31

                                          DISTRIBUTIONS SUMMARY

 (A) Total Collections                                                                        $283,317,478.90
 (B) Service Fee                                                                                $5,478,211.44
 (C) Class A1 Amount                                                                          $113,623,567.76
 (D) Class A2 Amount                                                                          $135,289,795.85
 (E) Class A3 Amount                                                                           $11,024,000.00
 (F) Class A4 Amount                                                                            $5,917,528.00
 (G) Amount of Deposited  into Reserve Account                                                          $0.00
 (H) Certificateholders                                                                         $5,743,808.54
 (I) Release to seller                                                                          $6,240,567.31
 (J) Total amount distributed                                                                 $283,317,478.90
 (K) Amount of Draw from Reserve Account                                                                $0.00

                                          PORTFOLIO AND SECURITY SUMMARY

                                                                       Beginning                    End
                                                                       of Period                 of Period
XIV. POOL BALANCES AND PORTFOLIO INFORMATION
 (A) Balances and Principal Factors
     (i)    Aggregate Balance of Notes                              $625,740,162.85           $386,994,503.45
     (ii)   Note Pool Factor                                              0.9077572                 0.5553487
     (iii)  Class A-1 Notes Balance                                  112,132,162.85                      0.00
     (iv)   Class A-1 Notes Pool Factor                                   0.6249563                 0.0000000
     (v)    Class A-2 Notes Balance                                  195,000,000.00             68,386,503.45
     (vi)   Class A-2 Notes Pool Factor                                   1.0000000                 0.3507000
     (vii)  Class A-3 Notes Balance                                  208,000,000.00            208,000,000.00
     (viii) Class A-3 Notes Pool Factor                                   1.0000000                 1.0000000
     (ix)  Class A-4 Notes Balance                                   110,608,000.00            110,608,000.00
     (x) Class A-4 Notes Pool Factor                                      1.0000000                 1.0000000
     (xi)   Certificates Balance                                      36,475,751.69             32,658,175.55
     (xii)    Certificates Pool Factor                                    1.0000000                 0.8953393
     (xiii)   Total Principal Balance of Notes and Certificates      662,215,914.54            419,652,679.00
 (B) Portfolio Information
     (i)   Weighted Average Coupon (WAC)                                       7.01%                     6.99%
     (ii)  Weighted Average Remaining Maturity (WAM)                          45.23 months              34.69 months
     (iii) Remaining Number of Receivables                                   56,844                    45,202
     (iv)  Portfolio Receivable Balance                             $662,215,914.54           $419,652,679.00
 (C) Outstanding Advance Amount                                         $445,521.81               $344,385.83
 (D) Outstanding Payahead Balance                                     $1,330,752.58             $1,523,720.21

                                          SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
 (A) Beginning Reserve Account Balance                                                           5,471,308.14
 (B) Draws                                                                                               0.00
     (i)   Draw for Servicing Fee                                                                        0.00
     (ii)  Draw for Interest                                                                             0.00
     (iii) Draw for Realized Losses                                                                      0.00
 (C) Excess Interest Deposited into the Reserve Account                                                  0.00
 (D) Reserve Account Balance Prior to Release                                                    5,471,308.14
 (E) Reserve Account Required Amount                                                             5,471,308.14
 (F) Final Reserve Account Required Amount                                                       5,471,308.14
 (G) Excess Reserve Account Amount                                                                       0.00
 (H) Ending Reserve Account Balance                                                              5,471,308.14


XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
 (A) Beginning Yield Supplement Account Balance                                                  9,649,655.66
 (B) Investment Earnings                                                                           375,789.12
 (C) Investment Earnings Withdraw                                                                  375,789.12
 (D) Additional Yield Supplement Amounts                                                                 0.00
 (E) Yield Supplement Deposit Amount                                                             4,640,704.94
 (F) Ending Yield Supplement Account Balance                                                     5,008,950.72

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
 (A) Liquidated Contracts
     (i)   Liquidation Proceeds                                                                 $2,710,772.47
     (ii) Recoveries on Previously Liquidated Contracts                                            436,367.76
 (B) Aggregate Net Losses for Collection Period                                                  2,006,657.69
 (C) Net Loss Rate for Collection Period (annualized)                                                    0.37%
 (D) Cumulative Net Losses for all Periods                                                       2,127,003.04

                                                      #  Units                      Dollar Amount
 (E) Delinquent Receivables
     (i)  30-59 Days Delinquent                   373          0.83%              $4,445,789.00           1.06%
     (ii)  60-89 Days Delinquent                   67          0.15%                $813,101.00           0.19%
     (ii) 90 Days or More Delinquent               18          0.04%                $168,934.00           0.04%

                                                      #  Units                      Dollar Amount
XVIII. REPOSSESSION ACTIVITY
 (A) Vehicles Repossessed During Collectio         26          0.06%                $354,112.29           0.08%
 (B) Total Accumulated Repossessed Vehicle         49          0.11%                $565,532.22           0.13%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
 (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
     (i) Second Preceding Collection Period                                                              0.43%
     (ii) Preceding Collection Period                                                                    0.47%
     (iii) Current Collection Period                                                                     0.42%
     (iv) Three Month Average (Avg(i,ii,iii))                                                            0.44%
 (B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
     (i) Second Preceding Collection Period                                                              0.43%
     (ii) Preceding Collection Period                                                                    0.35%
     (iii) Current Collection Period                                                                     0.30%
     (iv) Three Month Average (Avg(i,ii,iii))                                                            0.36%


 (C) Loss and Delinquency Trigger Indicator                                                   Trigger was not hit.


 I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance